Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350 As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of VanEck Bitcoin ETF (the “Trust”) on Form 10-Q for the quarter ended September 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacity and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Date: November 13, 2025

/s/ John J. Crimmins

John J. Crimmins*

Vice President, Chief Financial Officer and Treasurer

(Principal Financial Officer and Principal Accounting Officer)

*      The registrant is a trust and the persons are signing in their capacities as officers of VanEck Digital Assets, LLC, the Sponsor of the registrant.